Exhibit 1

JOINT FILING AGREEMENT

The persons below hereby agree that the Schedule 13D to which this agreement is attached as an exhibit, as well as all future amendments to such Schedule 13D, shall be filed jointly on behalf of each of them. This agreement is intended to satisfy the requirements of Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934.

Dated: November 27, 2020

JHL CAPITAL GROUP, LLC

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Chief Executive Officer

JHL CAPITAL GROUP HOLDINGS ONE LLC

By:	JHL CAPITAL GROUP MASTER FUND L.P., its sole owner

By:	JHL CAPITAL GROUP MASTER FUND GP LTD., its General Partner

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Director

JHL CAPITAL GROUP HOLDINGS TWO LLC

By:	JHL CAPITAL GROUP MASTER FUND L.P., its sole owner

By:	JHL CAPITAL GROUP MASTER FUND GP LTD., its General Partner

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Director

JHL CAPITAL GROUP MASTER FUND L.P.

By:	JHL CAPITAL GROUP MASTER FUND GP LTD., its General Partner

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Director

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JHL CAPITAL GROUP MASTER FUND GP LTD.

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Director

JHL CAPITAL GROUP L.P.

By:	/s/ James H. Litinsky
Name:	James H. Litinsky
Title:	Authorized Signatory

/s/ James H. Litinsky
James H. Litinsky